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FERMI INC.

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VICKSBURG INVESTMENTS MANAGEMENT LLC

TOBY R. NEUGEBAUER

MELISSA A. NEUGEBAUER 2020 TRUST

DAVID A. DAGLIO

CHARLES M. ELSON

SHEILA HOODA

JOHN T. JIMENEZ

JUAN A. PUJADAS

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Item 1: On May 21, 2026, Toby R. Neugebauer delivered an investor presentation titled, “Securing Maximum Value for Fermi Shareholders,” a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference (the “May 21 Webinar”).

Item 2: The following is a transcript of the May 21 Webinar.

Transcript of

Neugebauer Fermi Shareholder Update Call

“Securing Maximum Value for Fermi Shareholders”

May 21, 2026

Participants

Toby Neugebauer - Co-Founder, Fermi America

Operator:

Good afternoon. Thank you for standing by, and welcome to the Neugebauer Fermi Shareholder Update Call. At this time, all participants are on a listen-only mode. Legal disclaimers for this call are at the start of the presentation for you to review shortly.

I’d now like to turn the call over to Toby Neugebauer, the Co-Founder and largest shareholder of Fermi America.

Toby Neugebauer - Co-Founder, Fermi America:

I intended to join this call, this webinar by video today, but I’ve had an allergic reaction and my face is swollen up like Will Smith in the movie Hitch. The sight of my face may hurt the stock price as the rumor will be that the proxy fight has turned physical. But seriously, I wanted to have this webinar because I think communicating through press releases and reporters is not the best way for the shareholders and other stakeholders to make the best decisions for Fermi.

There’s been a lot written about me, my motivations, and my state of mind. Well, I want to be able to tell you directly where I am is in a state of deep pride of what Fermi accomplished in the last 15 months. It’s just too hard to take the joy of the accomplishment away. Obviously, I’m disappointed that I will not lead it. But again, I’m so proud of what we accomplished and it is the driver of my thoughts on what should happen next.

I want to take my grandkids in 2035 to Amarillo and show them America’s largest energy campus, the largest platform for generating AI compute. So my view is the next steward of this amazing project brings together the 3Cs. And what I mean by that is the natural owner of the asset will be someone with a low cost of capital. This will be one of the most capital intensive projects in the world. The second natural owner of the asset is someone with strong construction capability.

We bring a really good power construction team, but I think we want the natural owner will be great at the constructing of data centers. The third one, it’s either a customer or it’s someone who has customers. I just do want to set the record straight. We were not looking for customers at our departure on April 17. We were working on delivering on expanded ask by customer groups. My sons hate it when I say this. The way I looked at it is we set out to sell steak and the market loved our steak so much they wanted us to add lobster.

And we were out looking for the lobster and in the data center world, that was the cooling, the MEP, we talked about at the earnings call. Well, when I originally put together this presentation, I was hoping you’d be able to hear a diversity of voices. But unfortunately compliance requires that it just be me. What I want to do with the purpose of this presentation is to explain to you why we’re calling a special shareholder meeting to elect a new board majority. The thing that we believe is critical is that Fermi must explore every option and the shareholders must have a strong voice in that decision.

As I’ve said over and over, we cannot be more proud of what we built at Project Matador. It is a uniquely rare asset, but we are entering into a new set of risks as we transition from laying the initial groundwork and infrastructure into the actual construction of both the power generation and the data centers themselves. As we see where the business lies today, I think we see four major risks that warrant an evaluation of all the options. Leasing price risk. I think this is one of the things that concern our family the most.

It’s not just good enough to get a tenant. We need a tenant deal that sets a precedent for the terminal value of the campus for the next 11 years. And I know there’s a general thought that, Hey, you can get a better deal on the next deal. I don’t know I believe that as much. In my conversations, I’m picking a name. Microsoft doesn’t want to subsidize Alpha, Meta doesn’t want to subsidize Amazon. And the terms will be pretty transparent.

The other issue is the financing risk. And whether we like it or not, it’s changed our cost of capital. What got me to realize that the asset needed a strategic review is I do believe our cost of capital and the intensity of the capital associated with potentially needing the money for the MEP has gone up at the same time, which gets us to dilution risk.

And Fermi 2.0, really to me, this is Fermi 3.0. We started Fermi 2.0 in December as we prepared for this next phase of execution. But the bottom line is the capital intensity combined with our increased cost of capital has made the risk for dilution to the existing shareholders very, very high. Counterparty risk across our customers, our contractors and vendors. Our remedy is an independent dual track process that evaluates every market outcome before irreversible value and market opportunity is lost.

It involves an independent committee led by leading bankers. It is not taking away the company’s desire to go look for and enter into a contracts with tenants. And we just want an evidence based decision. We want a board that hasn’t made a preconceived determination on what the outcome should be. We want a board that wants to evaluate all of the options so that we can maximize value.

How did we get here? There are five reasons. Again, the board refused to run a process and the shareholders, I think deserve one. The second problem with our company, and you’re going to see it in the chart later on, is the stock overhang caused by the Pencross showing their interest in October and November had led to a severe stock overhang issue. So that even while we execute, we don’t get the benefit of the execution as we’re going to show you in the chart later on.

And then when you add the drama associated with our family’s position, you’ve just made an overhang issue even more dramatic. Time to power is an asset. Any delay that we get in this process erodes the premium that the buyer will pay. The bottom line, to quote, Goose from Top Gun, “I feel the need, the need for speed”. The reason we all feel the need for speed is because it will determine the market premium that we get.

The beautiful part of the dual track process is it gets the people focused on just leasing it, the pressure of knowing that they’re competing against people who want to buy it. And the same thing happens is the people who want to buy it have to be competitive with the economics that we could get from a lease agreement. So the Neugebauer family has 240 million reasons to want to get the best terminal value for this thing, period. As I said, I’m not seeking the CEO role. I think it is not because of my view of the job that occurred. I think it is the cost of capital problem.

This is not a one outcome solution. When we sought new board members, only thing we ask for them is just tell us what you think the best outcome is for this company. We understand our period of stewardship over this asset is over, but what now we want to do is end that stewardship by making sure every shareholder gets the maximum value and it’s not just the maximum value, the maximum risk adjusted outcome. We do have an extraordinary thing that we’ve built.

We’ve tied up one of the most valuable pieces of real estate on the planet. We have 50 full time employees with expertise in developing power assets, which I think is going to be a really competitive advantage. As you know, we’ve secured two plus gigawatts of generation capacity that is secured. We’ve got more coming on the way. We’ve got water. We’ve got the clean air permit.

Obviously, we were highly successful in financing facilities. We installed the gas pipeline, the water pipeline in record time. And then our leadership on coal is pretty much what everyone in the world is now adopting, the Fermi nuclear strategy. So what makes this valuable is that our platform is difficult to replicate at speed.

So we have five connected assets, each valuable, independently, see, a world class platform. And if you talk to anyone in this business right now, it’s all about speed to token. And there’s no other place on the planet you can get to speed to token at scale over the next five years than Project Matador. As you can see what we did on the construction side. This isn’t a PowerPoint. This is a reality.

And again, I can’t be more proud of the speed at which we were able to execute. So again, many of you all have been to the site. I don’t know how many helicopter tours. I think they said we did 150 helicopter tours. People just were blown away. And that you want to talk about the key to getting customers? It’s not charm, even though Noah, my son, who was in charge of our interactions with our customers is incredibly charming. It’s about execution. These are huge projects. They have experienced delays in almost all of their other projects.

And so when you want to get a customer, what they really want to know is, are you going to do what you said you’re going to do when you’re going to do it? And what they saw from Fermi is something they had not witnessed in any of their other projects in the world. Unfortunately, the execution, and I’m going to start with the execution is you look at the story of the stock, not reflective of what really has happened at the company in terms of execution. We’ll talk about the tenant delay here in a minute. Absent the tenant delay, we did everything we said we were going to do essentially when we said we were going to do it on the roadshow.

But what we were coming up against is if you all remember, the original IPO was 35 million shares. Through a series of unfortunate events, there was a shareholder, frankly, I thought who had non-voting shares. So I wasn’t worried about his lockup, who had 56 million shares of stock. He has partners, office partners with Griffin Perry, and they began exploring liquidity when the stock was at the higher levels, both in Europe and in New York. Originally, we had hoped that that would occur through a strategic sale to someone accretive, but they began showing the block into the open market.

And I was forced to pledge his shares on October31. At that time, the stock was at right under $30 a share. And even with the good news with the AICA and all of the positive things, I have three, the Water being approved, the AICA with Tenant 1 being approved, the stock declines by 46% before the announcement of postpone. And again, that first announcement was a postponement of the negotiations with Tenant 1. Those continued on into February, But you can see we had already lost 46% of the value.

And so you’ve got a block being shopped that’s huge, and then you have the bad news around the AICA being terminated, and it just put us in a tough position with the stock. Then when you go into January and February, we had an awesome February where we got the Siemens units delivered, we got the MUFG bank facility done, we got the $100 million Keystone Equipment loan. We got the clean air permit approved. And every one of those days, we would get like five to six percent, but then we’d just get crushed with people. It was kind of like Whack-a-Mole.

We would get success and get a pop, then Whack-a-Mole down. So that is where we saw Pencross doing another sale. And again, I view these events in the ’06, ’07, and ’08, ’09. When Pencross is out there in that market, it’s just really hard for us to get momentum on the stock. Then what we then had coming into the earnings lockup was things were going really good. I was terminated, the stock was up 38%. And I think we would have had even more than that. We were coming up with the -- when you think about that, Griffin had said he was selling, and then we had the lockup expiration for all of the early pre-IPO investors.

So we were really feeling the momentum go our way. And then obviously when they terminated me, we had a pretty bad day. You take out the drama outside of the execution. So let’s definitely, we’ll own the AICA termination, but you take out the drama, you have a 46% drop from the Pencross block sale. You have another 6% drop from the Pencross block sale. So that gets us to 52. Then you have another 13 with Griffin’s sale.

And then you take another 22% from the termination of me, you can see this isn’t an execution story, this is an external story. And the point is there’s nothing kind of what I said before, there’s no need to cry over the spilled milk. I think this has impaired this stock’s cost of capital moving forward. So that’s just what we want to do is going about making sure we make the best decisions just in light of the fact that now there’s another 240 million share overhang on this stock, and let’s just figure it all out together.

Our thesis for our go to market transaction, we have been working, looking at strategic options for our block, obviously. And so we have had engagement with investment bankers and have a really good feel for one independent process. The new independent board would evaluate credible structures within both paths of the same framework. A change of control transaction, credible structures, with a cash stock mix, controlling stake, full acquisitions, we’re indifferent. The new slate of Directors, I’ve told them, I bring no preconceived notion on what it looks like. So again, in order to deal with our increased cost of capital, that’s just embedded into our shares today, what we’re proposing is a dual track process.

The new board pursues the M&A transaction and the management team continues its tenant strategy. I can tell you on the new board, our view is we are open to anything. I’m like, I really don’t care and bring no preconceived notion to the table. I want the best risk adjusted outcome for the shareholders. Obviously, we are the largest.

And as it relates to the management team to continue its tenant strategy, go get them. No one’s rooting you on more than us. But what we are is we’re very cautious about, it’s not just the price, the headline price, which that matters, but it’s also the terms and specifically around the performance penalties and all of those things. These are big contracts. They’re complicated contracts. And we just want to make sure that all of those risks are embedded into our decision-making. So when we think about the buyers, okay, is two kinds. You’ve got that, what I call the bottleneck strategics. These are people that must have power. So that includes your chip makers, your hyperscalers, that’s your developers.

If you were around me on a daily basis, what’s he talking about? I’m saying the word three Cs non-stop all the time. And it’s really how I think about who’s the natural steward for this asset. And first of all, it’s cost of capital. This will be, I believe, one of the most capital intensive projects in the world. And we’re showing $70 billion for Phase 1 through 4. That depends on if we’re providing the lobster, i.e. the MEP, these numbers could get even higher. So one of the big things I’ve learned being in the energy business for a long time is cost of capital matters because it’s your most expensive cost.

The second is a customer. I think of it, this asset belongs to someone who has customers or is a customer. And then finally, construction. As we have great competency at Fermi around the energy construction component being able to take it from the energy construction component to AI compute ready, the group that’s naturally going to navigate or go towards this asset is going to have a great path towards construction.

So when I look at that, I got to six categories of buyers. The hyperscalers are rapidly becoming leaders in the construction of their own projects. The oil and gas majors, I think longer term, it may be too soon today for them, but they have the cost of capital and they have the construction credibility. The data center developers understand that the grid power game is over, and so they know they’re going to need to get into the business of developing the power.

What Fermi offers them is a plug and play team ready to get that started today. Obviously, we’re getting interest from the infrastructures and the PE sovereign wealth funds, especially your infrastructure funds. They’re used to large scale energy projects. So it’s something they can -- a lot of these were big energy people that then gravitated into the data center development based on their being able to manage and finance large scale projects.

Some of these NeoClouds, the word “neo” doesn’t even feel appropriate for a trillion dollar new company. These people are trying to lock up their path to growth. Their companies are being valued on very high growth rates, so they are a natural, some of these would be companies I would really like to have shares in. So when I look through this list, which one I want -- cash from or which one I want stock, I probably could spend the rest of the afternoon philosophizing with you all on that.

And then I think the natural people that need to buy this are the chips companies. I think they’re quickly realizing they can’t sell more chips than there is power to buy those. And there is no place that they can bring their customers to Project Matador and show them a clear path to significant amount of AI token production. What we’ve been looking at is we’re numbers people at our shop and is what does the value of a gigawatt get to each buyer type. So a data center developer, we would expect them to make about $990 million off of the gigawatt of power at our site.

And then you start looking at the hyperscaler, because they’re closer to that token compute. They can make up $5.6 billion per gigawatt annual EBITDA. And but then I get to the chip companies and I know one right now is just hot to trot for it that is more than capable of buying it. And the reason they’re hot to trot is, we estimate with our bankers that they could make a $10.5 billion of annual EBITDA offer providing the chips to that business. So you can see that we have an asset that really can move the needle for these companies.

So when you look at the multiples and you all on this call know these multiples better than I do, but you look at the data center developers, they’re trading at about 20x. The hyperscalers are trading at 15x, but really their growth businesses are really trading higher and their more legacy businesses are trading lower. So I argue that the forward multiple for the hyperscalers for the AI compute business is actually higher and that the more mature businesses is lower. And then the chip and semiconductor businesses are 22.

So you take those numbers of estimated EBITDA and then you look at the forward multiples and you can see why we’re believing that this board must take a hard look at a strategic transaction. Now, I think one of my favorite ideas and almost did the nuclear separate to begin with. And I believe our nuclear business is way more diverse than just the AP1000s. Having said that, I believe the AP1000s are going to get built. I think the smart heads are going to prevail in Washington. I think the Koreans remain committed to it.

But we also have other types. We have other SMR companies that are interested in at the site, and we have some of the derivative companies that are going to provide services in and around the nuclear industry that are very interested in the site. And what’s great about our nuclear business is we have two of the top executives in the world. When you’ve got Mesut, who’s our domestic partner -- leader, and then you have Dr. Choi in Korea, who’s, really, expertise in this is unmatched. So I have absolutely advocated and almost to this day regret not bringing the nuclear business out.

So we’re thinking of everything. I think we’ve had a lot of drama in the press and right out of the gate, I wrote a very positive press release. As I said already in this call, I believe Fermi’s days are brighter ahead. And I did call for a review of all the possible transactions to maximize value for all shareholders. The company within 24 hours said that it was not interested. The word on the street is that a couple of bankers have reached out to them, gave them very specific, wonderful names that were interested in a strategic transaction, and the board made it clear it was not interested in engaging.

If I’m willing to not make it a personal thing about them, and do the right thing for the company, I would just ask them to consider us doing the right thing and evaluating all of our options. Kind of in the 27 days, the Board has been incredibly aggressive. I think everybody’s read the release. Bottom line is, I have never received a negative view, a letter of how we’re running the business wrong ever.

I have sent multiple letters to this Board starting in January outlining concerns I’ve had with governance and things happening at the board level. And not here to defend it. Bottom line, all we’re asking for is a vote. The latest stunt is just devastating to this new Texas equity capital markets we’re trying to create here when you basically raise the threshold for decisions in the middle of a dispute.

So say they wanted to do that in January or at the beginning, but changing the rules in the middle of the game, the analogy we use for it is, we’re playing basketball, and they took away the rim on our side because they were afraid we were going to hit the goal. And that’s not a way to treat people. It’s not the way to treat shareholders. Bottom line, they came up with their number based on what they thought. The insiders have about 22.5% of the shares.

So what we want to do is, one of my favorites, I know you’re tired of the movie analogies, but we had the horse racing season and my favorite one is Seabiscuit where we want a match race. We just want to vote and it’s not a predetermined vote on whether it’s a strategic sale, it’s not a predetermined vote, whether it’s a tenant deal, it’s a post new board vote on what’s in the best interest of our company. And that’s all we’re out to do.

Now, I want to talk about the people that I brought in for our board slate. I have no prior relationship with anybody here except Toby Neugebauer. I take that back. I’ve known Juan peripherally for a while, but David Daglio is the former CIO of Mellon Investments, very qualified person. Charles Elson is one of the top corporate governance advisors in the country. John, I loved because he’s been doing big projects for BP around the world. So he can help us evaluate our construction risk relative to an outright sale.

Janet is a dynamo and I hope to be involved with her longer term. She’s a significant energy background and I think you all will be more impressed as you get to know her. Juan is the former Vice Chairman, PwC Global Advisory. He led it. And then he’s been one of the key directors at Wells Fargo. So in terms of how to run a rodeo, to use a Texas phrase, Juan’s background is second to none.

Sheila is the same way. She’s been doing this at the highest levels for a long time. So again, but what I really went out to do was to just go find the best people that I thought would give an honest assessment and add to the governance of the company. Right now, the company has essentially been hijacked into a kind of a three person committee and we’ve had governance issues going on for a while and we need to get back to traditional, what I call Texas style, which is the golden rule governance with this company.

The engagement is already underway. Everyone already knows about Fermi, right. There’s been four rounds of institutional investors. The hyperscalers have been engaged. Obviously, the hyperscalers almost all have been there. Most of them have been there multiple times. They’ve all been in the data rooms. So what’s great about it is we’re not introducing a new concept. And I think we can have, by June 30, we will know exactly across those six buyer categories. There’s about 30 really legitimate buyers and that’s what’s great about it.

This isn’t like we got to get three buyers. I mean, we have 30 legitimate across six buyer categories and our banker shortlist is complete. I think we can have the process almost, I think we could get the meeting done by June 30th, I don’t see any reason that we don’t know who the owner is by August 1st. Again, I don’t think this is going to take a long period of time. So we think, start to finish from today, it’s kind of a 75-day process.

I hate to be, “This part of company’s claim versus facts.” It feels a little defensive. I was hoping somebody else would be able to do this, but I’ve talked about the stock decline. We had a 35 million share IPO. Mr. Perry and Mr. Mizell office together and have been communicating their intents and to provide to dispose of those shares in the market since October. And it’s just been incredibly hard for me to every -- it’s like every time we get some momentum, we get basically what was going on at the company is the management team was feeling like they were only working for Stephen Mizell so that every time they created a success that it was being absorbed in the stock through the stock overhang. It has been my number one issue at the company. In the letter I wrote to the board, this overhang issue was critical.

Intent, it is not an ill-advised attempt for immediate sale. My heart is completely in the right place. As I said, I intend to be out with my grandkids on that site in 2035, and I would do nothing to jeopardize not seeing that happen. I am unaware of the cause after a careful comprehensive process. We’ll be pushing back pretty hard on that. I think the market has the article in the Wall Street Journal, there has been significant differences between Governor Perry and myself. That is an accurate report, but there’s -- but not a text or an email saying, I think you should do this better or that better. I’m was caught off-guard on that one.

The proof is out there. The execution I will put what this team accomplished in the last 15 months of any start up and that we can’t transact. I mean, you go look at the volume of transaction from the -- I mean, just the sheer number of deals we had to make to get this company in this place. And on the execution side, I was in the process. The real Fermi 2.0, you can ask any member of the management team, started in December as I prepared this company to have better contracting, better accountability on the cost at the site in preparation for deploying billions of dollars.

And we lost seven really great people as a result of this event. And frankly, I think they would have lost more if it hasn’t been my encouragement, encouraging people that the days ahead are great for Fermi, and they are going to get to build the world’s largest energy complex and just hold on.

I hear the public valuation. I think we’ve talked about the overhang problem, the near-term liquidity. You know, what we did every day is from three to four, and we did liquidity as the senior leadership team, and I’m talking about 20 people on, we would do liquidity management. In terms of I had gotten some very favorable refunds coming, I’m afraid those are the people who complained to the board about me the most were the people I was demanding some refunds from overbilling. Tenant negotiations, I said it in our May 30th earnings call that the tenants had bought the steak, they wanted lobster, and we were going out to procure the lobster and to be able to finance it, i.e., the cooling.

So bottom line, this is about shareholders should decide the future Fermi. This is about achieving maximum value for everybody. As I said, this is a shareholder democracy issue for me, and this shouldn’t even be this hard. We shouldn’t be spending any money or legal, which we’re spending way too much on, to do what’s the right thing for everybody and that’s to let the shareholders decide.

Another thing I would point out as we close out here is in my conversations with the people, the most knowledgeable stakeholders in the business, they are all for a dual track process. And again, these are people from key vendors and suppliers to large shareholders and echoing our point of view.

And finally, as we close this call out, I want to say to my former colleagues, I want to say to the city of Amarillo and all the Fermi stakeholders, I am certain that Project Matador’s best days are ahead of it. And as I started the call with, I cannot wait to take Melissa and my grandkids to Amarillo in 2035 to show them what our family had the privilege to conceive and launch.

Operator:

Thank you. Everyone, this concludes today’s event. You may disconnect at this time, and have a wonderful day. Thank you for your participation.

Item 3: On May 21, 2026, Toby R. Neugebauer, together with the other participants named herein, issued a press release:

Toby Neugebauer Details Strategic Plan to Maximize Value for Fermi Shareholders During Today’s Investor Presentation

Mr. Neugebauer has called for a shareholder meeting to elect highly qualified slate of new, independent board members willing to run a full strategic process and weigh all opportunities that maximize shareholder value

Mr. Neugebauer outlines core belief: Fermi is a world class company and Project Matador is a world class asset – deserving of the right stewards to realize its full potential

DALLAS, May 21, 2026 /PRNewswire/ -- Toby Neugebauer, co-founder and largest shareholder of Fermi Inc. (“Fermi” or the “Company”), today hosted a presentation clearly defining an optimal 75-day plan to maximize value for all Fermi shareholders.

“I couldn’t be prouder of my and the team’s execution in the last 15 months. We built a world class asset in Project Matador, and my sole focus is on ensuring Fermi reaches its full potential – I want to take my grandkids in ten years’ time to Amarillo to show them America’s largest energy campus and largest platform for generating AI compute.

To do so and fulfill our obligations to shareholders, we need to evaluate every strategic path for the company at Fermi speed – that is why I’ve nominated a highly-qualified, independent board slate to conduct a dual-track process that includes both a full-market-value sale or strategic partnership, alongside evaluation of the standalone tenant plan.

I have never been more optimistic about the future of Fermi America, and I am certain that Project Matador’s best days are yet to come. I will continue to do everything in my power to support my former colleagues, ensure shareholder interests are protected, investment value is maximized, and the city of Amarillo and Texas Panhandle get the high-paying jobs and economic development they deserve,” said Toby Neugebauer.

The plan laid out by Mr. Neugebauer involves:

●	A shareholder-called special meeting to elect seven new members to the Fermi board. All shareholders deserve an independent board laser-focused on evaluating all opportunities and maximizing value.

●	A dual-path process that includes a full-market-value sale or strategic partnership, alongside evaluation of the standalone plan. There are many credible potential counterparties including hyperscalers, neoclouds/data-center platforms, chip manufacturers, and financial sponsors. A dual-track process can maximize competitive tension.

●	Evaluation of potential buyers that have the “Three C’s”: Capital, Customer, and Construction. The best buyer of Project Matador, who will maximize value for Fermi shareholders, must satisfy the “Three C’s”: a low cost of capital and an investment-grade balance sheet, captive customer demand for state-of-the-art AI compute, and proven world-class construction capability.

Mr. Neugebauer also dispelled false claims that have been pushed out by a faction of the current board. On the webinar, Mr. Neugebauer made clear:

●	He is not seeking to return as CEO. Mr. Neugebauer has nominated six highly qualified and completely impartial candidates to the Fermi board. Mr. Neugebauer has not asked them to do anything other than what is in the best interest of shareholders. He is not seeking the role of CEO.

●	He is not seeking an immediate sale of the company. Mr. Neugebauer is calling for the board to fulfill its fiduciary obligation by considering all options through an impartial process led by a qualified board, not a limited committee of the incumbent board exercising sweeping, undisclosed powers.

●	He was not terminated for cause. On April 17, the board terminated Mr. Neugebauer without cause. Fermi’s attempt to remove him for cause two weeks later was legally invalid and is subject to pending litigation.

The current board is using multiple legal tactics to suppress shareholder votes. Most recently, they filed a federal lawsuit to block investor action but lost in court. Hours after that defeat, they pushed through last-minute bylaw amendments. If left unchecked, these changes create a functional insider veto over the size of the board.

Mr. Neugebauer is refusing to let these stalling tactics succeed. He is moving forward with his solicitation to convene a Special Meeting of Shareholders on or around June 30, 2026. This meeting gives public investors the power to elect seven new board nominees and seat a new majority dedicated to maximizing shareholder value.

To watch a replay of the presentation, please visit: https://www.webcaster5.com/Player/Index?webcastId=54079&g=f126cc66-d1a8-4ce9-9f3f-e25beeb26b8f&uid=7382235&sid=

Important Information

Mr. Neugebauer and two of his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), together with David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) intend to file a definitive proxy statement on Schedule 14A, accompanying GREEN agent designations card, and other relevant documents with the SEC in connection with the solicitation of proxies with respect to the solicitation of agent designations for calling a special meeting of shareholders anticipated to be held on or around June 30, 2026 (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN PROXY CARD, THAT HAVE BEEN OR WILL BE FILED BY SUCH PARTICIPANTS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Fermi Founder Parties filed a Schedule 13G with respect to the Company on November 14, 2025, which reported that Mr. Neugebauer beneficially owns 139,016,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, and Melissa A. Neugebauer 2020 Trust beneficially owns 94,359,659 shares of Common Stock. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

Item 4: On May 20, 2026, Toby R. Neugebauer posted the following material to X (formerly known as Twitter):

Item 4: On May 21, 2026, Toby R. Neugebauer posted the following material to X (formerly known as Twitter):

Item 5: On May 21, 2026, Toby R. Neugebauer posted the following material to LinkedIn:

Item 7: On May 21, 2026, Toby R. Neugebauer posted the following material to LinkedIn:

Item 8: On May 21, 2026, Toby R. Neugebauer posted the following material to X (formerly known as Twitter):

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) intend to file a definitive proxy statement on Schedule 14A, accompanying GREEN agent designations card, and other relevant documents with the SEC in connection with the solicitation of proxies with respect to the solicitation of agent designations for calling a special meeting of shareholders anticipated to be held on or around June 30, 2026 (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATIONS CARD THAT WILL BE FILED BY THE PARTICIPANTS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Fermi Founder Parties filed a Schedule 13G with respect to the Company on November 14, 2025, which reported that Mr. Neugebauer beneficially owns 139,016,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, and Melissa A. Neugebauer 2020 Trust beneficially owns 94,359,659 shares of Common Stock. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

M A Y 2 1 , 2 0 2 6 Securing Maximum Value for Fermi Shareholders A Case for Running an Independent Strategic Alternatives Process for Project Matador P R E S E N T E D B Y Toby R. Neugebauer Vicksburg Investments Management LLC Melissa A. Neugebauer 2020 Trust V O T E

DISCLAIMER The views expressed in this presentation represent the opinions of Toby R. Neugebauer and two of his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), which beneficially own shares of Fermi Inc. (the “Company”), together with David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”), and have been derived or obtained from publicly available information with respect to the Company and from third-party reports. The Participants recognize that there may be confidential information in the possession of the Company that could lead it or others to disagree with the Participants’ conclusions. The Participants reserve the right to change any of their opinions expressed herein at any time. The information in this presentation is current only as of the date of this presentation. The Participants disclaim any obligation to update the information or opinions contained in this presentation. Certain financial projections and statements made herein have been derived or obtained from filings made with the U.S. Securities and Exchange Commission (the “SEC”) or other regulatory authorities and from other third-party reports. The Participants are not responsible nor have any liability for any misinformation contained in any SEC or other regulatory filing or third-party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. Any estimates, projections and potential impact of any opportunities identified by the Participants herein are based on assumptions that the Participants believe to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This presentation is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. The Fermi Founder Parties currently beneficially own shares of the Company. It is possible that there will be developments in the future that cause the Fermi Founder Parties from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares, subject to applicable trading rules. Although the Participants believe the statements made in this presentation are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, the Participants make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication they make with respect to the Company and any other companies mentioned, and the Participants expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant. The materials in this presentation contain forward-looking statements made by the Participants in their independent capacity as shareholders of the Company. All statements contained in this presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “intend,” “project,” “will,” “may,” “would,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on the Participants’ current views and expectations, speak only as of the date of these materials and are subject to inherent risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve risks and uncertainties with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Participants. Although the Participants believe that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Except to the extent required by applicable law, the Participants will not undertake and specifically decline any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

S E C T I O N 0 1 · S U M M A R Y Executive Summary S E C T I O N 1 O F 6 Why we are calling for a special shareholder meeting to elect a new Board majority

EXECUTIVE SUMMARY

Fermi Must Explore Every Option - and Shareholders Must Decide

THE COMPANY

Fermi has built an extraordinary business on a uniquely rare asset - but execution of the next phase remains highly contingent at this critical early phase of Project Matador.

THE PROBLEM

The current Board is asking shareholders to stomach four major risks and expressly forgo the opportunities that may arise from a strategic alternatives process.

LEASE PRICING RISK	FINANCING RISK	DILUTION RISK	EXECUTION RISK
Rushing a tenant contract and sacrificing on pricing may anchor terminal value for 15–20 years.	Further parent-level capital and several billions of dollars of project capital required to support the first campus alone.	Fermi 2.0 'strategic investors' (client-tenants, sovereign wealth funds, third parties) have yet to be sized, priced, or named. This process might heavily dilute current shareholders	Counterparty risk across customers, contractors, and vendors - defaults can trigger substantial liquidated damages and financing guarantees.

OUR REMEDY

An independent, dual-track process that evaluates every market outcome - before irreversible value and market opportunity is lost.

INDEPENDENT COMMITTEE	BANKER-LED MARKET TEST	DUAL TRACK	EVIDENCE-BASED DECISION
Independent directors lead the review - with no prior commitment to any outcome.	Six buyer categories engaged through a formal process led by an independent banker.	Strategic bids tested side-by-side with the company's standalone leasing path on the same evaluation framework.	The path producing the best risk-adjusted outcome for all shareholders wins.

Why We Called A Shareholder Vote We are calling on shareholders to elect a Board willing to evaluate every path to maximize value — before any value erodes W H Y W E D I D T H I S Five reasons we are calling on shareholders to elect a new Board 01 The Board Refused to Run a Process — Shareholders Must Force One The Board declined to run a strategic alternatives review or test market interest. Shareholders deserve a Board willing to evaluate every option. 02 Stock Overhang & Decline has Impaired Cost of Capital As seen in the November (2025) stock decline, large shareholders can exert negative pressure on Fermi’s share price. In addition, the recent Fermi leadership changes have widened the cost-of-capital gap. Every month of uncertainty makes it harder to finance the build at acceptable terms. 03 Time-to-Power is the Asset — Delay Erodes the Premium a Buyer Will Pay Our competitive moat is our head start. Permits, OEM slots, and capital have been lined up and replicating Project Matador as it stands today would take a competitor over 5 years. Further, delay erodes the premium a buyer will pay. 04 Credible Buyers Exist — Dual-Track Maximizes Competitive Tension We believe there are many credible potential counterparties – including hyperscalers, neoclouds/data-center platforms, chip manufacturers, and financial sponsors. A dual-track process can maximize competitive tension. 05 The Wrong Long-Term Contract Hurts Terminal Value Forever A poorly structured tenant agreement would lock in pricing that can erode Fermi’s value for decades. A focused Board running a dual-path process would negotiate from strength - not under duress. W H A T T H I S I S N O T Anticipating — and rejecting — three counter-narratives ✕ Toby Neugebauer Is NOT Seeking the CEO Role This has nothing to do with management succession. Toby is not running for CEO. Toby expects that the Independent Nominees will run a CEO search or continue the search led by the Board. ✕ This is NOT a One Outcome Solution We are seeking a Board willing to evaluate all options - including a standalone build, strategic partnership, or a sale. The current Board refuses to listen to all market alternatives. The new Board will look - and let the market speak. ✕ Interests are 100% Aligned with Shareholders We are large shareholders acting in the interest of 100% of Fermi shareholders. The singular question is which path maximizes value for every shareholder, and a Board that will not even ask the question cannot answer it. Neither Toby, his Vicksburg entity, or the Melissa A Neugebauer 2020 Trust has sold a single share since IPO lockup expired E X E C U T I V E S U M M A R Y

S E C T I O N 2 · E X E C U T I O N Fermi’s Execution, Progress & Stock Performance S E C T I O N 2 O F 6 A rare, permitted, partially capitalized platform – built in 15 months and 2.5 – three years ahead of any greenfield competitor

Fermi Is a World Class Company Project Matador Is a World Class Asset A 7,500-acre private grid – permitted, capitalized, and powered. AND

EXECUTION & PROGRESS

Project Matador - What Has Been Built in 15 Months

11 GW+

Private power-grid
and data-center campus

Amarillo, Texas · Adjacent to the U.S. DOE's Pantex Plant

- 7,500 acres on a 99-year ground lease with the Texas Tech University System
- 6 GW Clean Air Permit APPROVED (second largest in the nation) + an additional 5 GW application pending
- 50+ FTEs fully immersed in the development and steadily executing
- $1B+ in financing facilities - majority led by MUFG
- 2+ GW of generation capacity secured
- 450 MMcfpd gas pipeline installed and 300+ MMcfpd of firm transport contracted
- 2.5MGD of water from Amarillo and a path to ~18.5MGD of max peaking availability via adjacent properties, with water line and tower one complete
- First large-scale nuclear COL application accepted for review by the Nuclear Regulatory Commission (NRC) in over 15 years

Source: FRMI 10-Q, Shareholder Letter, 10-K, Fermi Inc. Press Releases

EXECUTION & PROGRESS

A Scarce Platform that is Difficult to Replicate at Speed

Five connected assets. Each valuable independently. A world-class platform when combined.

Land & Site

7,500 acres in Amarillo · adjacent to DOE Pantex · multi-pathway energy site

Head Start vs Greenfield

8—12
Months

Regulatory & Nuclear

~6 GW Clean Air Permit secured, additional 5 GW Clean Air Permit filed · NRC-accepted COLA · NEPA / EIS pilot

Head Start vs Greenfield

12—18
Months

Power-Generation & Infrastructure

2+ GW secured · OEM gas turbine slots

Head Start vs Greenfield

48—60
Months

Capital & Commercial

$1B+ in capital raised with strong tenant awareness of the asset

Head Start vs Greenfield

12—24
Months

Human Capital

As of April 17, Fermi had 50+ Full Time Employees along with industry partnerships across local utilities, EPCs, supply chain manufactures, regulators, and local trades

Head Start vs Greenfield

8—12
Months

NET HEAD START

~2 – 3

YEARS

vs. Greenfield 2.2 GW Build

A buyer should value Fermi based on time-to-power, replacement cost, and regulatory scarcity, not public-market multiples.

Note: Referenced timeframes are internal estimates/approximations.

EXECUTION & PROGRESS

A Diverse Generation Portfolio for Hyperscale Reliability

Designed to deliver early power, sustain hyperscale loads, and optimize long-term economics.







Power Source	Xcel Grid Capacity	GE FR6B	GE TM2500	Siemens SGT-800	SGT6-5000F	Siemens SGT-800
Status	• ESA Signed • First 86 MW interconnected • Remaining 114 MW needs simple 4.5-mile extension to be constructed	• Currently in Houston refurbishment shop • Foundations poured at site • Refurbishment expected to be complete in June of 2026	• Currently in Houston • Site work already occurring (leveling, compacting); step-up and step-down transformers secured.	• All turbines in Port of Houston and cleared by customs • Awaiting transport to site • Foundations are prepped to be poured	• GT #1 and #2 complete and in storage in North Sea Port • GT #3 in final assembly in Berlin, Germany • Estimated delivery Q3 2026	• Under Contract with OEM, turbines being manufactured in Germany • First deliveries land in H2 of 2028
Number of Units	**N/A**	**3**	**7**	**6**	**3**	**6**
Total Capacity *(est.)* *Simple | Combined*	**200 MW**	**114 MW | N/A**	**124 MW | N/A**	**294 MW | 394 MW**	**726 MW | 1,047 MW**	**294 MW | 394 MW**
Ownership Structure	Electric Service Agreement (Xcel / SPS)	Owned	20-Year Capital Lease	Owned	Owned	Contracted (Financed by Beal)

Note: MW figures are approximations between ISO and site condition output.

EXECUTION & PROGRESS

Construction Execution – Horizontal Infrastructure Ready


Water Pipeline

Phase 1-2 Installed

2.5 MGD Firm from COA

- 7.2 miles of 24-inch on-campus water pipeline installed
- 2 MG on-site storage tank in service
- 2.5MGD of water from Amarillo and a path to ~18.5MGD of max peaking availability via adjacent property ground leases

WHY IT MATTERS

Sized for 10+ MGD of generation


Gas Pipeline

450 MMcfd Installed

4.6 Miles of on-site lines installed

- Installed 4.6 miles of on-campus gas pipeline - capacity of 450 MMcfd, more than enough for the first ~3 GW of generation
- Firm, redundant fuel supply tied directly into Energy Transfer's interstate system (no intermediary, no allocation risk)

WHY IT MATTERS

First 2 GW of fuel secured


Generation Foundations

Phase 0 Complete

Horizontal construction complete

- GE 6B turbine pads complete and ready for installation
- SGT-800 slabs are rebar-ready with concrete to follow
- Constructing ahead of equipment arrival - no lag between delivery and installation

WHY IT MATTERS

Foundations ahead of equipment


SPS Grid Power

200 MW

Day-one · ramps via low-lift project

- Agreement with Xcel Energy subsidiary SPS delivers 86 MW of grid power immediately
- Will ramp to 200 MW via a 4.5 mile transmission line extension
- Reliable power immediately while the campus generation fleet comes online – no impact on the grid or TX ratepayers

WHY IT MATTERS

Day-one power for early tenants


Electrical Equipment

800 MW Procured

+1.6 GW in direct procurement visibility

- Secured ~800 MW of high-voltage transformers and switchgear
- Longest-lead, hardest-to-source components in any large power project - ordered early, ahead of the rest of the market

WHY IT MATTERS

12–18 month lead-time advantage

Source: Fermi SEC Filings and Press Releases.

E X E C U T I O N & P R O G R E S S Site Progress Through March

E X E C U T I O N & P R O G R E S S FRMI Stock Story Does Not Match its Execution Progress $0 $5 $10 $15 $20 $25 $30 $35 0 3 6 9 12 15 F R M I ( $ ) E X E C . E V E N T S Oct 2025 Nov Dec Jan 2026 Feb Mar Apr May Mgmt notified of Pencross Block for Sale: -46% from 10/31/25-11/25/25 AICA Terminated: -34% on 12/12/25 Pencross Discloses 4.4M Shares Sold: -6% over 4 days post filing (2/17/26-2/23/26) 10-K + Caddis 11M Shares Sold: −13% in 1 day (3/30/26) CEO Terminated: -22% 2 days post event (4/17/26- 4/21/26) 5/15/26 13D and 13G/A Released (42M shares sold in total from insiders) -10% from 5/15 close to 5/19 close 1 2 3 4 5 6 7 8 9 10 11 12 FRMI share price Cumulative execution events Sources: Fermi Inc. SEC filings; PR Newswire press releases (Oct 2025 – May 2026); FactSet market data; Fermi Shareholder 13G and 13D Reports. NASDAQ daily closing data, Oct 1, 2025 – May 15, 2026. Percentage changes are approximate based on close-to-close calculations. 1 O C T 2 7 , 2 0 2 5 Hyundai E&C FEED Contract Signed for AP1000 Engineering 2 O C T 2 7 , 2 0 2 5 Doosan Enerbility Forgings Agreement for nuclear long-lead items 3 O C T 2 8 , 2 0 2 5 Amarillo City Council Approves 2.5 MGD Water Deal 4 N O V 3 , 2 0 2 5 $150M AICA Signed with First Prospective Client (Tenant 1) 5 F EB 6 , 2 0 2 6 Initial Construction Phase Complete at Project Matador 6 F EB 9 , 2 0 2 6 First 6 Siemens SGT-800 Gas Turbines arrive at Port of Houston 7 F EB 1 0 , 2 0 2 6 MUFG Bank $500M Equipment Financing Facility closed & F-class units acquired 8 F EB 1 9 , 2 0 2 6 Secured $100M+ from Keystone National, securing 800MW of high voltage equipment 9 F EB 2 5 , 2 0 2 6 Final 6 GW Clean Air Permit Approved by TCEQ 10 M A R 2 7 , 2 0 2 6 Filed Application with TCEQ for additional ~5 GW (East side) 11 M A R 2 7 , 2 0 2 6 $165M CSG Investments Equipment Financing (Beal Bank) 12 M A Y 1 4 , 2 0 2 6 Company Q1 earnings call

S E C T I O N 0 3 · T H E T H E S I S Our Thesis for A Strategic Go-To-Market S E C T I O N 3 O F 6 Why we are pursuing a dual path process and why the buyer universe is ready to bid

OUR THESIS • DUAL-TRACK SCOPE

Dual Paths. One Independent Process.

The new independent board would evaluate credible structures within both paths, on the same framework.

PATH 1 • STRATEGIC	
New Board Pursues M&A Transaction	■ **Change-of-control transaction**; defined-scope strategic path ■ **Credible structures considered** including cash, stock, mixed, controlling stake, or full acquisition ■ **All six buyer categories** engaged through banker-led process ■ **Strategic & control premium** captured for shareholders through competition ■ **Tested by the Independent Board** on the same evaluation framework

PATH 2 • LEASING	
Management Continues its Tenant Strategy	■ **Continue current outreach** as planned by the existing Board ■ **All tenant contracting models considered** both powered shell, or turnkey ■ **Project + parent capital** raised incrementally; potential dilution ■ **No change in control**; standalone equity valuation today ■ **Tested by the Independent Board** on the same evaluation framework

Both paths evaluated independently, on the same framework, by the same independent board.

OUR THESIS - THE BEST OWNER PRINCIPLE

Shareholders Want to Sell to the Buyers Who Pay the Most

Two buyers can look at Fermi today. They see the same company and asset, but have very different motivations to own it.

STRATEGIC PARTNER OR ACQUIER

The Bottlenecked Strategic

A hyperscaler, chipmaker, industry-adjacent financial sponsor, or data-center developer with a capacity problem they can't solve on the open market.

- **Capacity-constrained: must have power**
  Industry strategics are competing intensely for an edge to advance their business models and capture market share. Fermi has some of the most abundant near-term supply of a critical input to that mission.
- **Lower cost of capital: benefits accelerated execution and value realization**
  Companies with investment-grade balance sheets or tier-1 sponsors can accelerate timelines and execution quality on major financings and project deliveries.
- **Captures synergies: pays for control, not just yield**
  Vertical integration with their own compute, fab, or colo demand turns Fermi's MW into their margin, not someone else's.
- **Pays through their own multiple**
  Hyperscaler / chip / DC developers are stabilized and well-diversified. Earnings from the Fermi asset, coupled with the strong multiples the potential buyers trade at, should be accretive to their shareholders.

CURRENT MARKET BUYER

The Public Market Investor

A passive shareholder underwriting Fermi's standalone execution at today's $5–7 share price.

- **Underwrites execution risk through the multiple**
  Near and long-term milestones across tenant contracting, construction, financing, permitting, and procurement are all major risks to shareholder value.
- **Discounts for capital risk at every raise**
  Billions are required at the SPV level to satisfy construction of the first campus alone - contingent on tenant lease terms and guarantees. Future parent-level equity raises can be dilutive to shareholders.
- **Cannot underwrite future tenant pricing and applies a haircut**
  Tenant lease terms may set a market precedent that impacts the terminal value of the asset.
- **Discounts the asset, doesn't capture synergies**
  Peer shareholders likely apply a higher discount rate given Fermi is a first time developer and the recent noise around management changes. There are no operating synergies to monetize for current passive shareholders.

Maximizing Value for All Shareholders Means Selling to the "Best Buyer" – Who Will Pay the Most for Their Shares

Source: Fermi 10-K (3/30/2026), 10-K/A (4/30/2026), 10-Q (5/15/2026).

OUR THESIS

What the Ideal Best Buyer Will Bring – The Three C's

The lens through which an independent process should evaluate every potential buyer – and the framework that converts the standalone risk profile into a derisked platform.

01

C

Capital

Low cost of capital · investment-grade balance sheet

- Funds remaining $70B+ Phase 1–4 capex without dilutive equity raises
- Sub-5% cost of debt vs. depressed standalone WACC
- Can absorb larger completion and liquidity (financing) guarantees

DERISKS

Financing & dilution risk

02

C

Customer

Captive offtake or anchor-tenant capability

- Existing AI compute or power demand to internalize
- Acts as anchor tenant for the first phase of capacity
- Validates remaining capacity for sub-tenant agreements

DERISKS

Texas Tech lease & tenant contracting risk

03

C

Construction

Hyperscale data center or large-scale power expertise

- Track record building hyperscale data centers and/or generation at scale
- Operational capability to execute the full 11+ GW build-out

DERISKS

Execution & cost-overrun risk

ALL THREE TOGETHER

The Best Buyer

Each C alone is only partial. Together the Three C's convert Project Matador's standalone risk profile into a derisked, fundable, and executable platform

OUR THESIS

Six Buyer Categories Orbiting Project Matador


Captive AI compute demand
Hyperscalers
Designated power for chip/semiconductor contracts
Chip/Semi Companies
Business line strategic diversification · balance sheet strength
Oil & Gas Majors
PROJECT
MATADOR
11+ GW
Vertical integration of compute & power
NeoClouds
Operating capability · construction execution
Data Center Developers
Infra. PE / Sovereign Wealth
Long-duration capital · cost-of-capital arb

A diverse set of strategic suitors, drawn from the most well-capitalized and competitive industries on the planet, at a critical moment of need and disruption

OUR THESIS · UNIT ECONOMICS

Three Buyer Types – Illustrative Economics

Illustrative Annual EBITDA per 1 GW of capacity for each buyer type.

01 Data Center Developer

Turnkey development + Triple-net lease

ASSUMPTIONS

- 1 GW critical IT load (post-PUE)
- $11B build cost per GW · 8-10% YOC

ANNUAL CASH FLOW

Real Estate NOI	$990M
ANNUAL EBITDA	**$990M**

Est. EBITDA / GW

$990M

02 Hyperscaler

Captive AI compute revenue

ASSUMPTIONS

- 1 GW critical IT load (post-PUE)
- AI cloud revenue per GW per year (industry: $12-20B)
- ~35% margin on AI services

ANNUAL CASH FLOW

AI Cloud Revenues	$12-20B
AI Cloud Operating Margin	35%
ANNUAL AI CLOUD EBITDA (estimated)	**~$5.6B**

Est. EBITDA / GW

$5.6B

03 Chip/Semi Company

Designer margin + vertical integration

ASSUMPTIONS

- 1 GW critical IT load
- AI cloud revenue per GW per year (industry: $15- 20B)
- Chip margin (industry 50-70%)

ANNUAL CASH FLOW

Chip Revenues	$15-20B
Operating Margin	60%
ANNUAL OPERATING INCOME	**$10.5B**

Est. OPERATING INCOME / GW

$10.5B

NOTE: Figures outlined above are for illustrative purposes ONLY. Benchmarks are aligned with publicly available earnings data and analyst reports across a multitude of peers in each market segment.

OUR THESIS

The Value Uplift Justifies a Premium Price

The acquisition of 2.2 GW of co-located gross power, with significant room to scale, supports a consistent pipeline of earnings measured in the **billions**. Capitalized at each acquirer's prevailing forward multiple, that cash flow translates into a material uplift in enterprise value.

Data Center Developer

Stabilized, contracted real-estate income, secured against the delivered power footprint on a long-dated, net-lease basis.

FORWARD MULTIPLE

~20x

Capitalized on developer / core-infrastructure multiples.

Hyperscaler

The same capacity monetized as captive AI compute, generating recurring platform-level operating cash flow at scale.

FORWARD MULTIPLE

~15x

Capitalized on prevailing platform earnings multiples.

Chip / Semiconductor

Highly sticky product suite that recycles several times throughout the customer's lease term.

FORWARD MULTIPLE

~22x

Capitalized on sector multiples, normalized for hold.

Across all three acquirer profiles, the same underlying asset yields a clear and defensible valuation uplift.

Forward multiples reflect sector medians per FactSet (5/1/2026); semiconductor multiple normalised to reflect a sustained long-term hold. Illustrative only; benchmarked to publicly available earnings data and analyst reports across comparable peers in each segment.

OUR THESIS • NUCLEAR SPIN-OUT

Additional Value - Spin Out the Nuclear Business

Crystallize a two-year permitting lead. Two businesses, two capital structures, two timelines.

01
Regulatory
NRC-Accepted Combined Operating License Application under formal review.

4
AP1000 Reactors

02
Engineering
Completed feed study with Hyundai for AP1000 engineering and construction.

EPC
Tier 1 Partner

03
Supply Chain
Forgings agreement with Doosan for AP1000 pressure-vessel supply.

4–6
Yr Lead-Time

04
Site
Site characterized for nuclear materials, Pantex-adjacent, NRC standards met.

DOE
Adjacent Site

05
Timing
Permitting two years ahead of every other U.S. greenfield AP1000 application.

2
Years Ahead

TIMING ADVANTAGE

2 YEARS

permitting lead vs. U.S. Greenfield AP1000

WHY A SPIN-OUT NOW

Separate Capital - DOE loan guarantees vs. corporate debt & tenant economics

Separate Horizons - 7–10 yr nuclear build vs. 18-month DC cash flow

Separate Investors - SWF, infra PE & nuclear OEMs vs. AI / digital-infra capital

Unlock Hidden Value - Nuclear receives little credit in DC-led valuation

Two businesses with different capital, timelines, and investors. **Separation unlocks both.**

S E C T I O N 0 4 · B A C K G R O U N D T O P R O X Y Board Opposition & Entrenchment S E C T I O N 4 O F 6 How the current Board has foreclosed price discovery and rewritten the rules to entrench itself

BACKGROUND TO PROXY • THE 24-HOUR REVERSAL

24 Hours From "Strategic Review" to "Not for Sale"

On April 20, the Founder Parties called for a strategic review. Twenty-four hours later, the Board declared no sale. Three weeks later, the position hardened

APRIL 20, 2026

Founder Parties Press Release

"We are calling on the Board to immediately initiate a comprehensive review of all strategic alternatives — including a sale — to maximize value for all shareholders."

24 HOURS LATER

APRIL 21, 2026

Fermi Inc. Press Release

"The Company firmly believes that a sale is not in the best interest of its continued momentum on Project Matador."

THREE WEEKS LATER — POSITION HARDENS

MAY 14, 2026 • Q1 EARNINGS CALL

Statement from Fermi Management

"Next, our former CEO's ill-advised call for an immediate sale of the company. The Board has carefully considered that view and rejected it outright"

– Marius Hass, Director & Chairman of Board

THE COMPANY HAS NOT COMMUNICATED

WHO?

The Strategic Partner

The Company speaks of "strategic investors" and "sovereign funds" — without naming a single counterparty.

WHAT?

The Deal Structure

No transaction structure disclosed. No valuation range. No terms. Shareholders are asked to wait for terms they cannot evaluate.

WHERE?

The Independent Banker

No financial advisor disclosed. No banker mandate announced. No formal process framework shared with shareholders.

HOW MUCH?

The Dilution

If not a sale, how much equity is required? At what price? At ~$6, every share issued is permanent dilution.

Sources: Fermi Inc. press releases (April 21, 2026; May 14, 2026 earnings call); Founder press release (April 20, 2026); Solicitation Statement (May 5, 2026).

BACKGROUND TO PROXY

Timeline of Board Entrenchment

In 27 days, the Board has pulled rights away from shareholders and concentrated them in its own hands.

Company loses challenge and immediately takes unprecedented step to change the rules in the middle of the game, in violation of every corporate governance norm **– shareholders deserve better.**

1 Mr. Neugebauer Calls May 29 Meeting

Toby calls the May 29 Special Meeting - shareholders' first chance to vote on Fermi's future after the CEO removal.

APR 17

Solicitation Statement, 5/5/26

2 Founder Ex-CEO Calls for a Sale

Private letter to the Board calling for sale exploration to a third party. Same-day press release reiterating the call.

APR 20

Toby PR, 4/20/26

3 Board Flips Same Day

AM: reps convey the Board will explore a sale. PM: Company declares no sale - without any Board review, advisor process, or deliberation.

APR 21

Fermi PR, 4/21/26

4 Office of CEO Cancels Meeting

An "Interim Office of CEO" announces the May 29 meeting is cancelled — no statutory or governance authority cited.

MAY 4

Fermi announcement, 5/4/26

5 List Refused; Federal Suit Filed

Refuses shareholder list under TX law / SEC rules. Sues Toby and nominees in federal court — in violation of its own charter — to block the meeting.

MAY 7–8

5/7 demand response · Fed. Ct. 5/8/26

6 Committee Re-Cancels Meeting

A secretive board committee announces the meeting is cancelled again — still no authority cited.

MAY 11

Fermi announcement, 5/11/26

7 Court Denies; 70% Bylaws Same Day

Federal court denies Fermi's silencing bid. Hours later, Fermi adopts 70% supermajority bylaws — an effective "insider veto" (Board allies own ~20–25%).

MAY 13

Fed. Ct. 5/13 · 8-K 5/14 (Ex. 3.1)

8 Suit Dropped; Solicitation Paused

Fermi drops its own lawsuit. With May 29 now legally impossible to hold, Toby pauses his solicitation and pivots to the shareholder-called meeting.

MAY 15–19

Dismissal 5/15 · Toby PR 5/19

THE NET EFFECT

Powers that previously sat with shareholders - calling meetings, expanding the board, amending the bylaws – are now purposefully less viable due to Board action. The pattern of actions above transfers a right outward from holders and inward to incumbents.

Sources: Fermi press releases 4/21, 5/4, 5/11, 5/14 (Item 5.03 + Ex. 3.1); Toby Neugebauer press releases 4/20, 5/19; Solicitation Statement 5/5; Fermi v. Neugebauer et al. (N.D. Tex.) — complaint filed 5/8/26, court order denying preliminary injunction 5/13/26, voluntary dismissal 5/15/26.

BACKGROUND TO PROXY • STRUCTURAL ENTRENCHMENT

Their 70% Threshold is an Insiders Veto – We are Challenging It

The Board raised the vote threshold to add additional directors from 50% to 70%, while ~22.5% of shares are held by insiders.

OWNERSHIP COMPOSITION (APPROX.)


22.5%
40%
37.5%

Founder Aligned	~40%	*Believed to be aligned with shareholder review*
Maximum Public Float	~35-40%	*Maximum Potential Independent shareholders*
Minimum Board Insiders	~20-25%	*Structurally aligned with status quo*

THE MATH OF THE 70% THRESHOLD

70%

NEW THRESHOLD
to add additional directors,
raised from a simple 50% majority.

70% THRESHOLD

FOUNDER ALIGNED 40%	PUBLIC 37.5%	INSIDERS 22.5%

TO MEET THE 70% THRESHOLD:

Founder Aligned Parties (40%) + every Public share (37.5%) = 77.5%.

Founders must get effectively every single public shareholder's vote to expand the size of the board and elect new directors.

Given allowance for no-votes, voting against, or abstaining, there is a razor thin margin of error for a fair shareholder test.

A 70% threshold with ~22.5% blocked by Board insiders is mathematically equivalent to a Board veto.
This rule was changed by the Board mid-game to ensure shareholder votes cannot change anything.

Sources: Fermi Inc. bylaws / charter amendments.

S E C T I O N 0 5 · O U R P L A N A Credible, Independent Process and the Slate to Run It A dual-track strategic review tested side by side, overseen by seven highly qualified directors with the expertise that the incumbent Board lacks S E C T I O N 5 O F 6

The Nominees for the Special Meeting

NOMINEES · FOR SHAREHOLDER-CALLED SPECIAL MEETING

Founder

Independent



David A. Daglio Jr.

M&A AND INSTITUTIONAL STRATEGY

- Former CIO, TwinFocus Capital Partners
- Former CIO, Mellon Investments ($500B AUM)
- Founder, BC-GUMPS (sold to TwinFocus 2022)
- Public board: Alkermes plc (2020–2025)



Charles M. Elson

CORPORATE GOVERNANCE

- Founding Director, Weinberg Center, U Delaware
- Executive Editor-at-Large, Directors & Boards
- Vice Chair, ABA Corp. Governance Committee
- Director: Enhabit · Encompass Health (2004–22)



John T. Jimenez

ENERGY FINANCE & OPERATIONS

- Former CFO, BKV Corporation (2021–2025)
- Former CFO, BP Gas & Power Trading Americas
- Critical role in BKV IPO + $1B+ shareholder value
- Director, BP Energy Company (2019–2021)



Janet Yang

CAPITAL MARKETS & CAPITAL STRUCTURE

- CFO, Reveam Inc. (since 2024)
- Former CFO, W&T Offshore — $1.7B financing
- Former Research Director, GMT Capital
- Public boards: Integra Resources, Saturn O&G



Toby Neugebauer

CORPORATE STRUCTURING & CAPITAL MARKETS

- Co-Founder, Fermi · largest shareholder (23%)
- Co-Founder, Quantum Energy Partners
- Co-Founder and Chairman of Crestmoor Capital Partners
- Founded Windrock Capital (acq. Macquarie)



Juan A. Pujadas

CAPITAL MARKETS AND GOVERNANCE

- Former Vice Chairman, PwC Global Advisory (2008–2016)
- Former Leader, US Advisory Practice, PwC LLP (2003–2009)
- Director, Wells Fargo (2017–2023) · Finance & Risk Committees



Sheila Hooda

TRANSFORMATIONAL STRATEGY & RISK OVERSIGHT

- CEO, Alpha Advisory Partners · McKinsey & Co. alumna
- Former senior leader at TIAA, Credit Suisse, Thomson Reuters, Bankers Trust
- Public boards: Enact Holdings

Each Independent Nominee has signed a nomination agreement with Vicksburg Investments Management LLC. Full bios per the Preliminary Solicitation Statement filed May 5, 2026.

OUR PLAN • BUYER ENGAGEMENT ROADMAP

Engagement Already Underway — 75 Days to a Firm Decision

PRE-PROXY • IPO + UNDERWRITINGS | 8 WEEKS PRE-VOTE | ~4 WEEKS POST-VOTE

IPO • OCT 2025 — MAY 5, 2026 — JUNE 30 • TARGET VOTE — AUGUST 1 • SIGN

Pre-Existing Engagement

Oct 2025 – May 5, 2026 • IPO + Underwritings + Leasing

What the Market Already Knows:

- **Public since October 2025** — IPO put Fermi's asset base on the radar of every strategic and financial buyer
- **4 equity underwriting rounds** — drawing material interest from large institutional investors
- **Hyperscalers engaged** — through the ongoing tenant negotiation and leasing process
- **Strategic counterparties** in continuous dialogue through capital raises and tenant outreach

The Market Knows Project Matador Very Well

Pre-Vote Soft Circling

May 5 – June 29 • 8 weeks • Founder Parties–Led

What Can Be Complete by June 30:

- **30+ counterparties** confidentially contacted across all six buyer categories
- **Banker shortlist complete** – Entertaining inbound interest from respected bulge bracket & boutique investment banks
- **Confidential information memo (CIM)** substantially pre-drafted by Founders M&A advisor

Post-Vote Formal Process

July 1 – August 1 • 4 weeks

What Can Be Complete by August 1:

- **Banker mandate signed**; data room live; management presentations complete
- **Binding bids received** from counterparties already engaged pre-vote
- **Standalone path quantified** on the same Board-adopted framework
- **Independent Director recommendation** to the full Board; counsel-led docs negotiated
- **Definitive agreement signed** and publicly announced

Signed and publicly announced August 1. *Closing follows, subject to HSR clearance and customary regulatory approvals.*

Sources: Fermi Inc. SEC filings; illustrative post-vote timeline based on comparable activist-led strategic-review processes.

Note: Assumes shareholder-called meeting is scheduled for June 30, 2026.

S E C T I O N 0 6 · T H E R E B U T T A L Misconceptions and Alignment S E C T I O N 6 O F 6 Responses to the Board’s status-quo plan, the myths in circulation, and why shareholders — not directors — should decide

THE REBUTTAL • SETTING THE RECORD STRAIGHT

Company Claims vs. Facts

False characterizations of Mr. Neugebauer and Fermi's trajectory and the facts behind them.

	COMPANY CLAIM	FACT
01 STOCK PERFORMANCE	*Fermi's stock decline during Mr. Neugebauer's tenure reflects his failed leadership.*	Management did not receive one negative letter or correction from the incumbent board who governed the Company during the decline. Stock pressure came from a number of external factors including pre-IPO holders selling their interests and tenant delays
02 INTENT	*Mr. Neugebauer has made an ill-advised call for an immediate sale of Fermi.*	Mr. Neugebauer is calling for the Board to fulfill its fiduciary obligation by considering all options through an impartial process led by a qualified board, not a limited committee of the incumbent board exercising sweeping, undisclosed powers.
03 TERMINATION	*Mr. Neugebauer was terminated for cause after a careful and comprehensive process.*	On April 17, the Board terminated Mr. Neugebauer without cause. The Company's attempt to recharacterize his removal as "for cause" two weeks later is legally invalid and subject to pending litigation.
04 EXECUTION	*Fermi needs to operate differently from the previous leadership team.*	At his departure: 2+ GW generation, ~6 GW permitted, initial construction complete, ~$1B financing closed. Since termination, seven top executives have left, including those leading tenant acquisition, permitting, and finance.
05 GOVERNANCE	*Mr. Neugebauer is trying to take control of the Company*	Mr. Neugebauer has nominated six highly qualified and completely impartial candidates to the Fermi board. Neugebauer has not asked them to do anything other than what is in the best interest of shareholders. Neugebauer is not seeking the role of CEO.

Sources: Fermi Inc. public filings (April – May 2026); pending litigation; Founder Parties press releases.

THE REBUTTAL • SETTING THE RECORD STRAIGHT

Company Claims vs. Facts

False characterizations of Mr. Neugebauer and Fermi's trajectory and the facts behind them.

	COMPANY CLAIM	FACT
06 MANAGEMENT & BOARD	*Strengthened team — new Interim CFO, CEO search underway. Restructuring director brought on to oversee execution.*	The Company has appointed restructuring-focused directors with a clear mandate: do not consider a sale. That is not impartial governance; it is a predetermined outcome.
07 TENANT NEGOTIATIONS	*Active engagement with several potential tenants, currently in late-stage conversations with one.*	Rushed tenant deals lock in pricing for 15+ years — terminal value, forever. A long-term lease signed under duress sets the asset's price for two decades. A proper process produces competition and price discovery — not surrender.
08 NEAR-TERM LIQUIDITY	*Plans to raise near-term capital from a combination of client-tenants, sovereign wealth funds, and third-party strategic investors.*	Issuing equity at ~$6.00 (80% below peak) destroys value. Every share issued at depressed prices is the most expensive capital available. A sale or strategic recapitalization avoids permanent dilution at the bottom of the cycle.
09 PUBLIC VALUATION	*Actively executing on current business plan — aiming to reassure markets via announcements of new tenant and development partner.*	Press releases don't close the 75% IPO-to-current gap, buyers do. The decline is a structural disconnect between fundamentals and public-market discount rates. A competitive process is the only mechanism that resets the price.

Sources: Fermi Inc. press releases and SEC filings (April – May 2026);

Shareholders Should Decide the Future of Fermi. This is about achieving maximum value for shareholders — and the shareholder democracy required to do it. Mr. Neugebauer does not intend to return to management. His focus — and the Nominees’ focus — is ensuring that Fermi’s value is maximized for all shareholders. A credible, independent process can do that. The current Board has demonstrated, in fewer than 90 days, that it cannot. 25 / 25

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS The Fermi Founder Parties, together with the other Participants, intend to file a definitive proxy statement on Schedule 14A, accompanying GREEN agent designations card, and other relevant documents with the SEC in connection with the solicitation of proxies with respect to the solicitation of agent designations for calling a special meeting of shareholders anticipated to be held on or around June 30, 2026 (the “Special Meeting”). THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN PROXY CARD, THAT HAVE BEEN OR WILL BE FILED BY SUCH PARTICIPANTS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. The Fermi Founder Parties filed a Schedule 13G with respect to the Company on November 14, 2025, which reported that Mr. Neugebauer beneficially owns 139,016,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, and Melissa A. Neugebauer 2020 Trust beneficially owns 94,359,659 shares of Common Stock. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.